Exhibit 4.1

[Holder Information]

M-TRON INDUSTRIES, INC. COMMON STOCK RIGHTS CERTIFICATE

COMMON STOCK RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF COMMON STOCK FOR HOLDERS OF RECORD OF M-TRON INDUSTRIES, INC. COMMON STOCK AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 27, 2026. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON APRIL 15, 2026, UNLESS EXTENDED BY THE COMPANY.

As the registered owner of the rights certificate below (the “Rights Certificate”), you are entitled to subscribe for the number of shares of Common Stock, par value $0.01 per share (the “Common Stock” or “MPTI RT”), of M-tron Industries, Inc., a Delaware corporation (the “Company”), shown above and below. Five (5) subscription rights (each a “Right”) entitles the holder to subscribe for and purchase one (1) share of Common Stock (the “Basic Subscription Privilege”) at a subscription price per share equal to $59.00 (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”). If any shares of Common Stock available for purchase in the Rights Offering are not purchased by the Rightsholders who are shareholders of record as of March 27, 2026 (the “Record Date”), pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any such Rightsholder fully exercising its Basic Subscription Privilege hereunder may also subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration (the “Oversubscription Privilege”) as described in the prospectus supplement relating to the Rights Offering, dated March 30, 2026, together with the base prospectus dated February 11, 2025, forming a part of the Company’s effective Registration Statement on Form S-3 (together, the “Prospectus”).

If you choose to exercise your Rights, your completed Rights Certificate must be received by 5:00 p.m., New York City time, on April 15, 2026, which is the Expiration Time (unless extended by the Company). If you choose to sell or transfer your Rights, your completed Rights Certificate must be received by the Subscription Agent by 11:00 A.M., New York City time, on April 8, 2026 (five business days prior to the Expiration Time, as may be adjusted in the event of an extension of the Expiration Time). If you intend on making your cash payment of the Subscription Price by uncertified personal check, you should ensure that the Subscription Agent receives the appropriate materials by April 8, 2026 (at least five business days prior to the Expiration Time). If you are a registered foreign holder and choose to exercise your Rights, you must notify the Subscription Agent on or before 11:00 a.m., New York City time, on April 8, 2026 (the fifth business day prior to the Expiration Time), and must establish to the satisfaction of the Subscription Agent that such exercise is permitted under applicable law.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON LLC, at (866) 539-6575 (TOLL FREE).

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON APRIL 15, 2026 UNLESS
EXTENDED BY THE COMPANY (THE “EXPIRATION TIME”)

(Complete appropriate section on subsequent pages of this form.)

The Company is conducting a Rights Offering, which entitles holders of the Company’s Common Stock, par value $0.01 per share, to receive a Right for each share of Common Stock held by them as of 5:00 P.M. New York City time, on the Record Date. Five (5) Rights entitle the holder to subscribe for one (1) share of Common Stock pursuant to its Basic Subscription Privilege. For Rightsholders who are shareholders of record as of the Record Date, if such holder’s Basic Subscription Privilege is fully exercised, such holder may subscribe for additional shares of Common Stock pursuant to the Oversubscription Privilege. If the aggregate Subscription Price delivered or transmitted by the Rightsholder with the Rights Certificate exceeds the aggregate Subscription Price for all shares for which the Rightsholder would be entitled to subscribe pursuant to its Basic Subscription Privilege and no direction is given as to the excess, such eligible Rightsholder will be deemed to have subscribed for a number of Excess Shares equal to the maximum whole number of Excess Shares that could be purchased with such excess Subscription Price. Shares of Common Stock purchased pursuant to the Rights Offering will be issued by the Transfer Agent as soon as practicable following the Expiration Time. No fractional Rights or cash in lieu thereof will be issued or paid and fractional Rights or shares of Common Stock will be rounded down, as described in the Prospectus. Set forth herein is the number of Rights evidenced by this Rights Certificate that the Rightsholder is entitled to exercise pursuant to such Rightsholder’s Basic Subscription Privilege. If shares of Common Stock applicable to a subscription are held by more than one record holder, the Rights Certificate must be signed by each such holder; if a holder or joint holders (registrants) hold more than one position in the Company, as indicated by different accounts on the relevant record holder list, then separate, properly completed and executed Rights Certificates must be submitted for each such position held by that or those joint holders (registrants).

The Company retains the right to terminate the Rights Offering at any time and for any reason prior to the Expiration Time.

This Rights Certificate is transferable, and may be combined or divided (but only into Rights Certificates evidencing full rights) at the office of the Subscription Agent. Rightsholders should be aware that if they choose to exercise, assign, transfer or sell only part of their Rights they may not receive a new Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced thereby.

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

Signature(s) Guaranteed by:

Eligible Institution

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

For questions and to request copies of materials, call the Information Agent – Georgeson LLC at (866) 539-6575 (toll free)

Please complete and return, as described below, on or before the dates outlined below.

SUBSCRIPTION AGENT:

If delivering by first class mail:	If delivering by registered, certified or express mail or overnight courier:
Computershare	Computershare
C/O Voluntary Corporate Actions; COY: TRON	C/O Voluntary Corporate Actions; COY: TRON
P.O. Box 43011	150 Royall Street Suite V
Providence, RI 02940-3011	Canton, MA 02021

To participate in the Rights Offering available through your shares held through Computershare you must follow the instructions and complete the relevant section(s) below, sign and date the front page of this document, and return this signed Rights Certificate, with payment or any additional documents if applicable, to the Subscription Agent listed above. Check all boxes below that apply.

1.	Exercise Your Rights and Subscribe for Shares of Common Stock

To subscribe for shares under the Basic Subscription Privilege, please complete Sections 1.A and 1.C below. If you are eligible and wish to subscribe for shares under the Oversubscription Privilege as well, you must also complete Section 1.B below. This Form of Exercise, Sale or Transfer and payment to the Subscription Agent must be received by 5:00 p.m., New York City time, on April 15, 2026, which is the Expiration Time (unless extended by the Company). Funds must clear your account before the Expiration Time. If you intend on making your cash payment of the Subscription Price by uncertified personal check, you should ensure that the Subscription Agent receives the appropriate materials at least five business days prior to the Expiration Time. Please see paragraph 1 of the instructions accompanying this Rights Certificate.

☐     A. Basic Subscription Privilege: By checking this box, you will exercise your Rights at the price of $59.00 per share. No fractional Rights or shares of Common Stock will be issued. Please complete the fields below.

	/	5	=		x	$59.00	=	$		(Five Rights = One MPTI share)
(no. of Rights)				(no. of shares of Common Stock)		(Subscription price)			(amount to pay)

Examples:

(100 MPTI RT Rights / 5) = 20 shares x $59.00 = $1,180.00 (you will receive 20 shares)

(99 MPTI RT Rights / 5) = 19 shares x $59.00 = $1,121.00 (you will receive 19 shares)

☐     B. Oversubscription Privilege: By checking this box, you will exercise your right to oversubscribe for additional shares (only available if you are a shareholder of record on the Record Date and when you fully subscribe for the Rights available to you in Section 1.A above). Please complete the fields below.

	x	$59.00	=	$
(no. of shares of Common Stock)		(Subscription price)			(amount to pay)

C. TOTAL AMOUNT ENCLOSED:	$	(payable to Computershare Trust Company, N.A.)
(Total of Payments in 1.A and 1.B above)

Please indicate any changes of address for deliveries and payments, if applicable:

Address	If permanent change of address, check here: ☐
City	Daytime telephone number:
State	Evening telephone number:
Zip	Email address:

I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of Sections 1.A and 1.B above upon the terms and conditions specified in the Prospectus relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.

If the aggregate Subscription Price paid by a Rightsholder is insufficient to purchase the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Rightsholder does not specify the number of shares of Common Stock to be purchased, or if the aggregate Subscription Price paid by a Rightsholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Rightsholder has indicated an intention to subscribe, then the Rightsholder will be deemed to have exercised first its Basic Subscription Privilege and second, if applicable, its Oversubscription Privilege to purchase a number of shares of Common Stock equal to the maximum whole number of shares that could be purchased with the payment tendered.

MAKE CHECKS PAYABLE TO: Computershare Trust Company, N.A.

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Full payment for shares subscribed for both the Basic Subscription Privilege (Section 1.A) and the Oversubscription Privilege (Section 1.B) must accompany this Rights Certificate or a notice of guaranteed delivery. Please reference your Rights Certificate Number (found of the front of this Rights Certificate) on your check, bank draft, money order or notice of guaranteed delivery. Funds must clear your account before the Expiration Time. If you intend on making your cash payment of the Subscription Price by uncertified check, you should ensure that the Subscription Agent receives the appropriate materials at least five business days prior to the Expiration Time. You may, at your option, wire your immediately available funds to the Subscription Agent. Before sending your wire, please contact the Information Agent at 1-866-539-6575 advise them of your intent to wire funds and to obtain wire instructions. This will ensure prompt and accurate credit upon receipt of your wire.

FOR RIGHTSHOLDERS REMITTING PAYMENT BY UNCERTIFIED PERSONAL CHECK, ANY FAILURE WHATSOEVER, REGARDLESS OF THE CAUSE OR NATURE OF SUCH FAILURE, OF THE SUBSCRIPTION AGENT TO RECEIVE YOUR PAYMENT OF THE SUBSCRIPTION PRICE FREE AND CLEAR BY THE EXPIRATION TIME SHALL RESULT IN THE CANCELLATION OF YOUR EXERCISES OF RIGHTS, AND YOUR RIGHTS WILL EXPIRE NULL AND VOID WITHOUT PAYMENT OF ANY COMPENSATION THEREFOR.

2.	☐ Sell Your Rights

By checking the box for this section, you authorize the Subscription Agent to attempt to sell your unexercised Rights according to the procedures described in the Prospectus. If you choose to sell your Rights, your completed Rights Certificate (together with a properly completed and executed Internal Revenue Service Form W-8 or W-9, as applicable) must be received by the Subscription Agent by 11:00 A.M., New York City time, on April 8, 2026 (five business days prior to the Expiration Time, as may be adjusted in the event of an extension of the Expiration Time). Please see Paragraph 2 of the Instructions accompanying the Rights Certificate for timing considerations relating to the sale of rights.

Please indicate any changes of address for deliveries and payments, if applicable:

Address	If permanent change of address, check here: ☐
City	Daytime telephone number:
State	Evening telephone number:
Zip	Email address:

3.	☐ Transfer Your Rights

If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check the box for this section and complete the requested information below. If you choose to transfer your Rights, your completed Rights Certificate (together with a properly completed and executed Internal Revenue Service Form W-8 or W-9, as applicable) must be received by the Subscription Agent by 11:00 A.M., New York City time, on April 8, 2026 (five business days prior to the Expiration Time, as may be adjusted in the event of an extension of the Expiration Time). Please see Paragraph 3 of the Instructions accompanying this Rights Certificate for timing considerations relating to the transfer of Rights.

For value received,               of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to:

Print Full Name of Bank or Broker or Assignee and Assignee’s Social Security Number

Print Full Address of Bank or Broker or Assignee

Signature(s) of Assignor(s)

4.	☐ New Certificate for Unexercised Rights

If you want a new Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, please complete the requested information below. Please see the Instructions accompanying this Rights Certificate for timing considerations relating to requesting a new Rights Certificate.

Print Rightsholder’s Full Name and Social Security Number

Address for delivery of certificate representing unexercised Rights (if any)

5.	Signature

The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in- fact, agent, officer or a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

If you wish to transfer your Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, with membership in an approved signature Guarantee Medallion Program pursuant to that rule, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank or firm)

Guaranteed by (signature/title)

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.